Seligson
& Giannattasio, LLP (LOGO)
--------------------------
Certified Public Accountants and Consultants
Member of the SEC Practice Section, AICPA Division for CPA Firms

                                                          White Plains Office
                                                          723 N. Broadway
                                                          White Plains, NY 10603
                                                          Tel: 914.428.5560
                                                          Fax: 914.428.6576
                                                          ----------------------
                                                          Port Washington, NY
                                                          Highlands Park, NJ
                                                          New York, NY
March 6, 2008


United States Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549


                                  Exhibit 16.1

Dear Sir/Madam:

We have read Item 4.01 of the Form 8-K for Centracan Incorporated dated March 11, 2008 regarding the recent change of auditors.

We agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.


                                    Sincerely yours,

                                    By: /s/ Seligson & Giannattasio, LLP
                                        --------------------------------
                                        Seligson & Giannattasio, LLP